UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 8, 2022, Cortexyme, Inc. (the “Company”) entered into a Sublease Agreement (the “Sublease”) with ICON Clinical Research, LLC, effective as of May 5, 2022, pursuant to which the Company leases certain premises located at 601 Gateway Boulevard in South San Francisco, California (the “Premises”). The term of the Sublease commences on June 18, 2022 (“Commencement Date”) and extends to November 30, 2023, unless sooner terminated in accordance with the terms of the Sublease (the “Initial Term”). The Company has certain option to extend the Initial Term for additional one month until December 31, 2023 (the “Optional Extension Term”). The base rent for the Premises from the 11th day after the Commencement Date to the 12th calendar month and from the 13th calendar month to the end of the Initial Term will be $16,692 and $17,205.60 per month, respectively. The base rent for the Premises during the Optional Extension Term will be $17,205.60 per month.

The foregoing description of the terms of the Sublease is not complete and is qualified in its entirety by reference to the complete texts of the Sublease, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officer and Director

On June 8, 2022, Christopher Lowe, the Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors (the “Board”) of the Company, resigned as a member of the Board, effective immediately. Mr. Lowe has also resigned from his roles as the Chief Financial Officer and Chief Operating Officer of the Company, effective as of June 10, 2022 (the “Departure Date”). In connection with the departure of Mr. Lowe from the Company, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Lowe on June 10, 2022, providing for (i) a release of claims against the Company; (ii) cash severance payments of $354,750, which equals to nine months of Mr. Lowe’s 2022 base salary, to be paid in accordance with the Company’s normal payroll practices; and (iii) certain health care continuation benefits. The Separation Agreement also provides for an accelerated vesting of the restricted stock award issued to Mr. Lowe on March 3, 2022 and an extension of the post-termination exercise period for all vested stock options or other equity awards held by Mr. Lowe through the twelve-month period following the Departure Date, provided that the specified severance preconditions are met. In addition, in the event the Company consummates a change in control within three months after the Departure Date, subject to satisfaction of specified conditions, Mr. Lowe would also be entitled to additional cash severance and COBRA coverage, payment of target annual bonus and accelerated vesting with respect to his equity awards.

The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete texts of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Mr. Lowe’s resignation from the Board was not a result of any disagreement with the Company, its Board or management.

Appointment of Director

On June 9, 2022, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed June Bray to serve as a Class III director of the Company, effective immediately, to fill the vacant directorship, until her successor is elected and qualified, or sooner in the event of her death, resignation or removal. Ms. Bray joins the class of directors whose term expires at the Company’s 2025 annual stockholders’ meeting.

Ms. Bray is entitled to receive compensation in accordance with the Company’s Outside Director Compensation Policy as currently in effect (the “Policy”).

In accordance with the Policy, Ms. Bray is entitled to receive a $38,000 annual retainer for service as a Board member.

On the effective date of her appointment, Ms. Bray was granted an initial stock option award under the Company’s 2019 Equity Incentive Plan covering 54,000 shares of the Company’s common stock pursuant to the Policy, delivered in the form of a nonstatutory stock option. The exercise price of the options will equal $3.20, the closing sales price of the Company’s common stock on the date of grant, and the options will vest in equal annual installments over the three-year period following the date of grant, subject to the director’s continued service as a director through each such vesting date.

The Company has entered into the Company’s standard form of indemnification agreement with Ms. Bray. The indemnification agreement provides, among other things, that the Company will indemnify Ms. Bray for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (No. 333-230853), as amended, as originally filed on April 12, 2019, and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Bray and any other persons pursuant to which she was selected as a member of the Board. There are no family relationships between Ms. Bray and any director, executive officer, or any person nominated or chosen by the Company to become a director. Ms. Bray is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Designation of Principal Financial Officer

On June 9, 2022, the Company designated Ted Monohon, the Company’s Chief Accounting Officer and Vice President of Finance, as the principal financial officer, to fill the vacancy resulting from Mr. Lowe’s resignation from the Company. Mr. Monohon will serve as the principal financial officer in addition to his role as a principal accounting officer.

Mr. Monohon, 56, has served as the Company’s Chief Accounting Officer and principal accounting officer since February 2021 and as the Vice President of Finance since May 2019. Prior to joining the Company, Mr. Monohon was a Consultant at SOA Projects, Inc. from December 2018 to April 2019, and he served as Head of Accounting and Finance at X10 Capital Management, LLC from March 2017 to December 2018. Mr. Monohon has more than 20 years of financial experience spanning roles at private equity, publicly and privately held companies and major banks. Mr. Monohon’s expertise includes key finance functions including financial planning and forecasting, treasury and cash management, and accounting and tax functions. During his career, Mr. Monohon has completed multiple initial public offerings as well as venture capital and private placement financings. He began his career with Deloitte as a senior staff auditor. Mr. Monohon obtained his bachelor’s degree in Accounting from the Rochester Institute of Technology.

The Company has entered into the Company’s standard form of indemnification agreement with Mr. Monohon. The indemnification agreement provides, among other things, that the Company will indemnify Mr. Monohon for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as an officer of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (No. 333-230853), as amended, as originally filed on April 12, 2019, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Monohon and any other persons pursuant to which he was designated as the Company’s principal financial officer. There are no family relationships between Mr. Monohon and any director, executive officer, or any person nominated or chosen by the Company to become a principal financial officer of the Company. Mr. Monohon is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. In connection with his designation as the principal financial officer, there will not be any change in compensation or benefits of Mr. Monohon.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held online via live audio webcast on June 8, 2022 (the “Annual Meeting”). At the Annual Meeting, there were present, in person virtually or by proxy, holders of 20,722,574 shares of common stock, or approximately 68.7% of the total outstanding shares eligible to be voted. The final voting results with respect to each proposal presented at the Annual Meeting is set forth below:

Proposal One - Election of Directors

The Company’s stockholders approved the election of two Class III directors to the Board for three year terms or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The results of such vote were:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christopher Lowe	12,537,677	659,522	7,525,375
Christopher J. Senner	12,563,414	633,785	7,525,375

Proposal Two - Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2022. The results of such vote were:

Votes For	Votes Against	Abstentions
20,441,558	80,308	200,708

Proposal Three - Approval, on an advisory basis, of the compensation of the Company’s named executive officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,710,462	2,437,368	49,369	7,525,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

	By:	/s/ Caryn G. McDowell
Date: June 10, 2022	Name:	Caryn G. McDowell
	Title:	Chief Legal and Administrative Officer and Corporate Secretary